UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 3, 2006
                 Date of Earliest Event Reported: March 31, 2006

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)

          NEW YORK                     1-3157                    13-0872805
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement
Item 2.03    Creation of a Direct Financial Obligation

         On March 31, 2006, International Paper Company (the "Company") entered into a 364-Day Credit Agreement with an aggregate principal amount of $500 million and a 5-Year Credit Agreement with an aggregate principal amount of $1.5 billion (these agreements are collectively referred to as the "Credit Agreements"). The Credit Agreements replace the Company's (1) 5-Year Credit Agreement, dated as of March 30, 2004, with an aggregate principal amount of $1.25 billion (the "Old 5-Year Agreement") and (2) 3-Year Credit Agreement, dated as of March 6, 2003, with an aggregate principal amount of $1.5 billion (subsequently reduced to $750 million) (the "Old 3-Year Agreement," and together with the Old 5-Year Agreement, the "Old Credit Agreements").

         The Old 5-Year Agreement was not drawn upon at March 31, 2006, and was terminated by the Company in accordance with its terms. The Old 3-Year Agreement expired on March 6, 2006 in accordance with its terms, and was not drawn upon at the time of its expiration.

         The covenants and other obligations of the Company in the Credit Agreements are substantially similar to those contained in the Old Credit Agreements, with the exception that additional flexibility was added to enable the Company to complete the divestitures contemplated by its previously announced Transformation Plan. In addition, the Company may, at its option and subject to meeting certain conditions, extend the maturity date of all loans under the 364-Day Credit Agreement for an additional one year.

         In addition to the Company, the parties to the Credit Agreements are the lender parties named therein, Citibank, N.A., as Syndication Agent, Banc of America Securities LLC, BNP Paribas and Deutsche Bank Securities Inc., as Documentation Agents, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc. as Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Administrative Agent.

         The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the Credit Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, and are incorporated into this report by reference.


Item 9.01   Financial Statements, Financial Information and Exhibits

(c)      Exhibits

         10.1 364-Day Credit Agreement, dated as of March 31, 2006, among the Company, the lenders party thereto, Citibank, N.A., as Syndication Agent, Banc of America Securities LLC, BNP Paribas and Deutsche Bank Securities Inc., as Documentation Agents, J.P. Morgan Securities Inc. and Citicorp Global Markets, Inc. as Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Administrative Agent.

         10.2 5-Year Credit Agreement, dated as of March 31, 2006, among the Company, the lenders party thereto, Citibank, N.A., as Syndication Agent, Banc of America Securities LLC, BNP Paribas and Deutsche Bank Securities Inc., as Documentation Agents, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc. as Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Administrative Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL PAPER COMPANY
                                  (Registrant)


                                  By:  /s/ Maura A. Smith
                                      ---------------------------------------
                                  Name:  Maura A. Smith
                                  Title: Senior Vice President, General
                                         Counsel and Corporate Secretary

                                  Date:  April 3, 2006